TABLE OF CONTENTS EARNINGS RELEASE i COMPANY OVERVIEW COMPANY PROFILE .......................................................................................................................................................................... 2 KEY METRICS AND GUIDANCE ...................................................................................................................................................... 4 FINANCIAL SUMMARY CONDENSED CONSOLIDATED BALANCE SHEETS ................................................................................................................... 6 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS .......................................................................................... 7 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS .......................................................................................... 8 SEGMENT RESULTS ......................................................................................................................................................................... 9 NET OPERATING INCOME ............................................................................................................................................................... 10 FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS ...................................................................... 12 EBITDA AND ADJUSTED EBITDA .................................................................................................................................................. 14 DEBT SUMMARY CAPITALIZATION AND FINANCIAL RATIOS ................................................................................................................................ 16 DEBT SUMMARY ................................................................................................................................................................................ 17 TRANSACTIONAL SUMMARY COMMERCIAL REAL ESTATE TRANSACTIONS, DEVELOPMENT, AND REDEVELOPMENT ........................................... 19 CAPITAL EXPENDITURES ............................................................................................................................................................... 20 COMMERCIAL REAL ESTATE PORTFOLIO SUMMARY .................................................................................................................................................................... 21 NOI BY ASSET CLASS ...................................................................................................................................................................... 23 OCCUPANCY ....................................................................................................................................................................................... 24 IMPROVED PROPERTY REPORT ................................................................................................................................................... 25 GROUND LEASE REPORT ............................................................................................................................................................... 27 TENANT CONCENTRATION - TOP 20 TENANTS ........................................................................................................................ 28 LEASE EXPIRATION SCHEDULE ................................................................................................................................................... 29 NEW AND RENEWAL LEASE SUMMARY ...................................................................................................................................... 30 LAND OPERATIONS STATEMENT OF OPERATING PROFIT AND EBITDA ................................................................................................................ 32 COMPONENTS OF LAND OPERATIONS ....................................................................................................................................... 33 ADDITIONAL INFORMATION COMPONENTS OF NET ASSET VALUE ........................................................................................................................................ 35 GLOSSARY OF TERMS ..................................................................................................................................................................... 36 STATEMENT ON MANAGEMENT'S USE OF NON-GAAP FINANCIAL MEASURES ............................................................ 38

Forward-Looking Statements Statements in this Supplemental Information document that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, the evaluation of alternatives by the Company related to its remaining legacy assets, and the risk factors discussed in Part I, Item 1A of the Company's most recent Form 10-K under the heading "Risk Factors", Form 10-Q, and other filings with the SEC. The information in this Supplemental Information document should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements. Basis of Presentation The information contained in this Supplemental Information document does not purport to disclose all items required by accounting principles generally accepted in the United States of America ("GAAP").

ALEXANDER & BALDWIN
PARTNERS FOR HAWAI'I

Alexander & Baldwin, Inc. Reports First Quarter 2025 Results

HONOLULU, (April 24, 2025) /PRNewswire/—**Alexander & Baldwin, Inc.** (NYSE: ALEX) ("A&B" or "Company"), a Hawai'i-based owner, operator and developer of high-quality commercial real estate in Hawai'i, today announced net income available to A&B common shareholders of $21.4 million, or $0.29 per diluted share, and Commercial Real Estate ("CRE") operating profit of $23.4 million for the first quarter of 2025.

Q1 2025 Highlights

- Funds From Operations ("FFO") of $26.3 million, or $0.36 per diluted share
- FFO related to CRE and Corporate of $21.5 million, or $0.30 per diluted share
- CRE Same-Store Net Operating Income ("NOI") growth of 4.2%
- Leased occupancy as of March 31, 2025, was 95.4%
- Comparable blended leasing spreads for the improved portfolio were 10.2%
- Executed a 75-year ground lease at Maui Business Park which will contribute $0.01 of FFO per diluted share in 2025

Lance Parker, president and chief executive officer, stated: "Our portfolio performed well in the first quarter, achieving CRE Same-Store NOI growth of 4.2%. We converted five acres of non-income producing land into an income producing ground lease, demonstrating the strategic, capital efficient, internal growth opportunities that exist in our portfolio. Lastly, we progressed through our streamlining efforts by selling 90 acres of primarily agriculture-zoned land and settling certain liabilities at a legacy joint venture."

Consolidated Financial Results for Q1 2025

Below is a summary of select consolidated financial results.

(dollars in thousands, except per share data)	Three Months Ended March 31,	
	2025	2024
Net income (loss) available to A&B common shareholders	$ 21,433	$ 19,974
Diluted earnings (loss) per share available to A&B shareholders	$ 0.29	$ 0.28

(dollars in thousands, except per share data)	Three Months Ended March 31,	
	2025	2024
FFO	$ 26,346	$ 29,205
FFO per diluted share	$ 0.36	$ 0.40
FFO per share related to CRE and Corporate	$ 0.30	$ 0.29
Selling, general and administrative expense	$ 6,990	$ 7,239

i

CRE Financial Results for Q1 2025

Below is a summary of select CRE financial results.

(dollars in thousands)	Three Months Ended March 31,	
	2025	2024
CRE operating revenue	$ 51,043	$ 48,888
CRE operating profit	$ 23,426	$ 21,981
Same-Store NOI	$ 32,389	$ 31,090
Same-Store NOI Growth	4.2 %	4.1 %

CRE Operating Results for Q1 2025

- During the first quarter of 2025, the Company executed a total of 42 improved-property leases for approximately 236,800 square feet of gross leasable area or $5.6 million of annualized base rent, and one ground lease.
- Comparable leasing spreads in our improved property portfolio were 10.2% for the first quarter of 2025, which included 11.1% for retail spaces and 9.5% for industrial spaces.
- Select occupancy information is included below for each of the quarters ended March 31, 2025, December 31, 2024 and March 31, 2024.

	March 31, 2025	December 31, 2024	March 31, 2024	Change from prior quarter	Change from prior year
Leased Occupancy					
Total leased occupancy	95.4%	94.6%	94.0%	80 bps	140 bps
Retail portfolio occupancy	95.2%	95.2%	93.2%	0 bps	200 bps
Industrial portfolio	97.3%	95.2%	96.8%	210 bps	50 bps

CRE Investment Activity for Q1 2025

- We transferred five acres of non-income producing land at Maui Business Park into our CRE portfolio, and executed a 75-year ground lease to a prominent self-storage developer. ABR for the lease is approximately $0.7 million, with fixed annual step ups and periodic fair-market value resets.

Land Operations

- Land Operations operating profit was $4.9 million for the first quarter of 2025, comprised of $2.2 million of margin from the sale of primarily agriculture-zoned land and $3.0 million from unconsolidated legacy joint ventures.

Balance Sheet, Capital Markets Activities, and Liquidity

- As of March 31, 2025, the Company had total liquidity of $323.9 million, consisting of cash on hand of $16.9 million and $307.0 million available on its revolving line of credit.
- Net Debt to Trailing Twelve Months ("TTM") Consolidated Adjusted EBITDA was 3.6 times as of March 31, 2025, with TTM Consolidated Adjusted EBITDA of $121.3 million for the twelve months ended March 31, 2025.

Dividend

- The Company paid a first quarter 2025 dividend of $0.2250 per share on April 7, 2025.
- The Company's Board declared a second quarter 2025 dividend of $0.2250 per share, payable on July 9, 2025, to shareholders of record as of the close of business on June 13, 2025.

ii

2025 Full-Year Guidance The Company revised its outlook for 2025 as follows. Net Income (Loss) available to A&B common shareholders per diluted share $0.29 $0.68 to $0.74 $0.64 to $0.71 FFO per diluted share $0.36 $1.17 to $1.23 $1.13 to $1.20 FFO per share related to CRE and Corporate $0.30 $1.11 to $1.16 $1.11 to $1.16 CRE Same-Store NOI growth % 4.2% 2.4% to 3.2% 2.4% to 3.2% 2025 YTD Actual Current Initial iii

ABOUT ALEXANDER & BALDWIN Alexander & Baldwin, Inc. (NYSE: ALEX) (A&B) is the only publicly-traded real estate investment trust to focus exclusively on Hawai‘i commercial real estate and is the state's largest owner of grocery-anchored, neighborhood shopping centers. A&B owns, operates and manages approximately four million square feet of commercial space in Hawai‘i, including 21 retail centers, 14 industrial assets, four office properties, and 146 acres of ground lease assets. Over its 155-year history, A&B has evolved with the state's economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries. Learn more about A&B at www.alexanderbaldwin.com. Investor Contact: Jordan Hino (808) 525-8475 investorrelations@abhi.com iv

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 1

COMPANY PROFILE

Alexander & Baldwin, Inc. ("A&B" or the "Company") is a fully integrated real estate investment trust ("REIT") headquartered in Honolulu, Hawai'i. The Company has a history of over 155 years of being an integral piece of Hawai'i and its economy making it uniquely qualified to create value for shareholders through a strategy focused on asset management and growth primarily in its commercial real estate holdings in Hawai'i.

The Company operates in two reportable segments: Commercial Real Estate ("CRE") and Land Operations, and is composed of the following as of March 31, 2025:

- A commercial real estate portfolio consisting of 21 retail centers, 14 industrial assets, and four office properties, representing a total of four million square feet of improved properties gross leasable area ("GLA"), including 2.5 million square feet of largely grocery/drugstore-anchored retail centers; as well as 146 acres of ground lease assets throughout the Hawaiian islands, of which substantially all are leased pursuant to urban ground leases as of March 31, 2025; and 2.4 acres slated for build-to-suit development; and
- A land operations portfolio consisting of approximately 3,132 acres of legacy landholdings and assets that are subject to the Company's simplification and monetization efforts, and 39 acres of core landholdings, including development activities.


KAUA'I
O'AHU
MAUI
HAWAI'I ISLAND
RETAIL
INDUSTRIAL
OFFICE
GROUND LEASES
Q1 2025 NOI by ASSET CLASS
(dollars in thousands)
$21,633
65.1%
$5,580
16.8%
$980
2.9%
$5,035
15.2%

GEOGRAPHICALLY FOCUSED

The Company's commercial real estate portfolio is geographically focused in Hawai'i, where it benefits from high barriers to entry, a stable and resilient economy, and where management has extensive market knowledge and deep local roots. As of March 31, 2025, GLA square footage ("SF") by the improved property asset class and location, and acres by ground leases location were as follows:

	IMPROVED PROPERTY - GLA (SF) (in thousands)				
	Retail	Industrial	Office	Total	Ground (acres)
Oahu	1,724	1,054	37	2,815	85
Maui	284	164	109	556	61
Kauai	229	65	—	293	—
Hawai'i Island	222	87	—	309	—
Total	2,459	1,369	146	3,974	146
Number of Properties	21	14	4	39	N/A

Throughout this Supplemental Information document, references to "we," "our," "us" and "our Company" refer to Alexander & Baldwin, Inc., together with its consolidated subsidiaries.

Alexander & Baldwin, Inc. | NYSE: ALEX

Supplemental Information

2

Executive Officers

Lance Parker
President & Chief Executive Officer

Clayton Chun
Executive Vice President, Chief Financial Officer & Treasurer

Meredith Ching
Executive Vice President, External Affairs

Contact Information

Corporate Headquarters
822 Bishop Street
Honolulu, HI 96813

Investor Relations
Jordan Hino
Director, Investor Relations
(808) 525-8475
investorrelations@abhi.com

Transfer Agent & Registrar
Computershare
P.O. Box 43006
Providence, RI 02940-3006
(866) 442-6551

Overnight Correspondence
Computershare
150 Royall Street, Suite 101
Canton, MA 02021

Shareholder website: www.computershare.com/investor
Online inquiries: www-us.computershare.com/investor/contact

Equity Research

Alliance Global Partners
Gaurav Mehta
(646) 908-3825
gmehta@allianceg.com

Janney Montgomery Scott
Rob Stevenson
(646) 840-3217
robstevenson@janney.com

Citizens Capital Markets & Advisory
Mitch Germain
(212) 906-3537
mitchell.germain@citizensbank.com

Piper Sandler & Co.
Alexander Goldfarb
(212) 466-7937
alexander.goldfarb@psc.com

Sidoti & Company, LLC
Brendan McCarthy, CFA
(212) 453-7057
bmccarthy@sidoti.com

Other Company Information

Stock exchange listing:	NYSE: ALEX
Corporate website:	www.alexanderbaldwin.com
Market capitalization at March 31, 2025:	$1.3B
3-month average trading volume:	400K
Independent auditor:	Deloitte & Touche LLP

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information
3

KEY METRICS AND GUIDANCE

(dollars in thousands, except per share and ABR PSF data; unaudited)

	Three Months Ended				
Portfolio Metrics	**March 31, 2025**	**December 31, 2024**	**September 30, 2024**	**June 30, 2024**	**March 31, 2024**
Leased ABR PSF	$ 30.16	$ 29.97	$ 29.66	$ 29.63	$ 29.57
Comparable new and renewal leasing spread	10.2 %	14.0 %	15.3 %	7.3 %	7.8 %
Leased Occupancy	95.4 %	94.6 %	94.0 %	93.9 %	94.0 %
Physical Occupancy	95.2 %	93.7 %	93.5 %	93.4 %	93.5 %
Economic Occupancy	93.9 %	92.9 %	93.0 %	92.8 %	92.3 %
Net Debt to TTM Consolidated Adjusted EBITDA	3.6	3.6	3.6	3.7	3.8
Dividends declared per share	$ 0.2250	$ 0.2250	$ 0.2225	$ 0.2225	$ 0.2225

	Three Months Ended March 31,	
Summary of Financial Results	**2025**	**2024**
Net income (loss) available to A&B common shareholders	$ 21,433	$ 19,974
Net Income (loss) per share available to A&B shareholders - basic	$ 0.29	$ 0.28
Net Income (loss) per share available to A&B shareholders - diluted	$ 0.29	$ 0.28
FFO	$ 26,346	$ 29,205
FFO per diluted share	$ 0.36	$ 0.40
FFO related to CRE and Corporate	$ 21,496	$ 21,274
FFO per share related to CRE and Corporate	$ 0.30	$ 0.29
Adjusted FFO	$ 22,286	$ 25,530
Adjusted FFO per diluted share	$ 0.31	$ 0.35
Consolidated Adjusted EBITDA	$ 32,161	$ 33,457
Same-Store NOI growth[1]	4.2 %	4.1 %

[1] Comparing same quarter year-over-year.

2025 Guidance	**Current**	**Initial**
Net income (loss) available to A&B common shareholders per diluted share	$0.68 to $0.74	$0.64 to $0.71
FFO per diluted share	$1.17 to $1.23	$1.13 to $1.20
FFO per share related to CRE and Corporate	$1.11 to $1.16	$1.11 to $1.16
Same-Store NOI growth	2.40% to 3.20%	2.40% to 3.20%

Alexander & Baldwin, Inc. | NYSE: ALEX

4

Supplemental Information

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 5

CONDENSED CONSOLIDATED BALANCE SHEETS (dollars in thousands; unaudited) March 31, December 31, 2025 2024 ASSETS Real estate investments Real estate property $ 1,676,343 $ 1,670,879 Accumulated depreciation (263,283) (255,641) Real estate property, net 1,413,060 1,415,238 Real estate developments 41,466 46,423 Investments in sales-type leases, net of allowances (credit losses) of $17 as of March 31, 2025 9,216 — Investments in real estate joint ventures and partnerships 5,907 5,907 Real estate intangible assets, net 29,795 31,176 Real estate investments, net 1,499,444 1,498,744 Cash and cash equivalents 16,855 33,436 Restricted cash 697 236 Accounts receivable, net of allowances (credit losses and doubtful accounts) of $1,728 and $1,701 as of March 31, 2025, and December 31, 2024, respectively 4,942 3,697 Goodwill 8,729 8,729 Other receivables, net of allowances (credit losses) of $2,299 and $2,393 as of March 31, 2025, and December 31, 2024, respectively 11,185 16,696 Prepaid expenses and other assets 106,762 108,894 Total assets $ 1,648,614 $ 1,670,432 LIABILITIES AND EQUITY Liabilities: Notes payable and other debt $ 452,843 $ 474,837 Accounts payable 4,490 4,529 Accrued post-retirement benefits 7,535 7,582 Deferred revenue 75,085 72,462 Accrued and other liabilities 103,518 107,479 Total liabilities 643,471 666,889 Commitments and Contingencies Equity: Common stock - no par value; authorized, 225,000,000 shares; outstanding 72,711,539 and 72,633,866 shares at March 31, 2025, and December 31, 2024, respectively 1,811,826 1,811,582 Accumulated other comprehensive income (loss) 2,506 6,134 Distributions in excess of accumulated earnings (809,189) (814,173) Total shareholders' equity 1,005,143 1,003,543 Total liabilities and equity $ 1,648,614 $ 1,670,432 Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 6

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands, except per share data; unaudited) Three Months Ended March 31, 2025 2024 Operating Revenue: Commercial Real Estate $ 51,043 $ 48,888 Land Operations 2,695 12,314 Total operating revenue 53,738 61,202 Operating Costs and Expenses: Cost of Commercial Real Estate 26,169 25,416 Cost of Land Operations 894 4,787 Selling, general and administrative 6,990 7,239 Total operating costs and expenses 34,053 37,442 Gain (loss) on commercial real estate transactions 4,103 — Gain (loss) on disposal of assets, net 193 23 Total gain (loss) on commercial real estate transactions and other disposal of assets, net 4,296 23 Operating Income (Loss) 23,981 23,783 Other Income and (Expenses): Income (loss) related to joint ventures 3,025 698 Interest and other income (expense), net 51 1,267 Interest expense (5,802) (5,510) Income (Loss) from Continuing Operations Before Income Taxes 21,255 20,238 Income tax benefit (expense) 39 — Income (Loss) from Continuing Operations 21,294 20,238 Income (loss) from discontinued operations, net of income taxes 139 (256) Net Income (Loss) $ 21,433 $ 19,982 Earnings (Loss) Per Share Available to A&B Shareholders: Basic Earnings (Loss) Per Share of Common Stock: Continuing operations available to A&B shareholders $ 0.29 $ 0.28 Discontinued operations available to A&B shareholders — — Net income (loss) available to A&B shareholders $ 0.29 $ 0.28 Diluted Earnings (Loss) Per Share of Common Stock: Continuing operations available to A&B shareholders $ 0.29 $ 0.28 Discontinued operations available to A&B shareholders — — Net income (loss) available to A&B shareholders $ 0.29 $ 0.28 Weighted-Average Number of Shares Outstanding: Basic 72,683 72,545 Diluted 72,820 72,666 Amounts Available to A&B Common Shareholders: Continuing operations available to A&B common shareholders $ 21,294 $ 20,230 Discontinued operations available to A&B common shareholders 139 (256) Net income (loss) available to A&B common shareholders $ 21,433 $ 19,974 Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (dollars in thousands; unaudited) Three Months Ended March 31, 2025 2024 Cash Flows from Operating Activities: Net income (loss) $ 21,433 $ 19,982 Adjustments to reconcile net income (loss) to net cash provided by (used in) operations: Loss (income) from discontinued operations (139) 256 Depreciation and amortization 9,207 9,034 Provision for (reversal of) credit losses 17 — (Gain) loss on commercial real estate transactions and other disposals, net (4,296) (23) (Gain) loss on de-designated interest rate swap valuation adjustment — (3,675) Share-based compensation expense 1,370 1,126 Loss (income) related to joint ventures, net of operating cash distributions (1,025) 50 Changes in operating assets and liabilities: Trade and other receivables (1,524) (486) Prepaid expenses and other assets (2,471) (3,435) Development/other property inventory 4,564 (2,925) Accrued post-retirement benefits (47) (1,697) Accounts payable (58) (1,242) Accrued and other liabilities (1,149) (501) Operating cash flows from continuing operations 25,882 16,464 Operating cash flows from discontinued operations 115 (403) Net cash provided by (used in) operations 25,997 16,061 Cash Flows from Investing Activities: Capital expenditures for property, plant and equipment (4,169) (3,746) Proceeds from disposal of assets 3,468 184 Payments for purchases of investments in affiliates and other investments (92) (113) Investing cash flows from continuing operations (793) (3,675) Investing cash flows from discontinued operations — 15,000 Net cash provided by (used in) investing activities (793) 11,325 Cash Flows from Financing Activities: Payments of notes payable and other debt and deferred financing costs (16,560) (15,441) Borrowings (payments) on line-of-credit agreement, net (7,000) 9,000 Cash dividends paid (16,524) (16,447) Repurchases of common stock and other payments (1,240) (2,332) Financing cash flows from continuing operations (41,324) (25,220) Financing cash flows from discontinued operations — — Net cash provided by (used in) financing activities (41,324) (25,220) Cash, Cash Equivalents, and Restricted Cash Net increase (decrease) in cash, cash equivalents, and restricted cash (16,120) 2,166 Balance, beginning of period 33,672 13,753 Balance, end of period $ 17,552 $ 15,919 Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 8

SEGMENT RESULTS (dollars in thousands; unaudited) Three Months Ended March 31, 2025 2024 Segment Operating Revenue Commercial Real Estate1 $ 51,043 $ 48,894 Land Operations 2,695 12,314 Total segment operating revenue 53,738 61,208 Operating Profit (Loss): Commercial Real Estate1 23,426 21,981 Land Operations2 4,850 7,931 Total operating profit (loss) 28,276 29,912 Gain (loss) on commercial real estate transactions 4,103 — Interest expense (5,802) (5,510) Corporate and other expense (5,322) (4,164) Income (Loss) from Continuing Operations Before Income Taxes 21,255 20,238 Income tax benefit (expense) 39 — Income (Loss) from Continuing Operations 21,294 20,238 Income (loss) from discontinued operations, net of income taxes 139 (256) Net Income (Loss) $ 21,433 $ 19,982 1 Commercial Real Estate segment operating profit (loss) includes intersegment operating revenue, primarily from the Land Operations segment, that is eliminated in the consolidated results of operations. 2 Land Operations segment operating profit (loss) includes intersegment operating expense, from the Commercial Real Estate segment, that is eliminated in the consolidated results of operations. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 9

NET OPERATING INCOME (dollars in thousands; unaudited) Three Months Ended March 31, 2025 2024 Reconciliation of CRE Operating Profit to NOI CRE Operating Profit $ 23,426 $ 21,981 Depreciation and amortization 9,158 8,975 Straight-line lease adjustments (226) (592) Favorable (unfavorable) lease amortization (43) (96) Sales-type lease adjustments (50) — Termination fees and other (482) (1) Interest and other (income) expense, net (8) (59) Selling, general and administrative 1,453 1,556 NOI $ 33,228 $ 31,764 Less: NOI from acquisitions, dispositions and other adjustments (839) (674) Same-store NOI $ 32,389 $ 31,090 Components of NOI Property revenue Base rental income1 $ 34,085 $ 32,796 Percentage rent 1,561 1,940 Recoveries from tenants 12,233 11,084 Excise tax recoveries from tenants 2,282 2,205 Revenues deemed uncollectible, net (340) (212) Other revenue2 421 386 Total property revenue 50,242 48,199 Property operating expenses Property operations 13,375 12,578 Property taxes 3,639 3,863 Total property operating expenses 17,014 16,441 Intersegment operating revenue, net3 — 6 NOI $ 33,228 $ 31,764 Less: NOI from acquisitions, dispositions and other adjustments (839) (674) Same-store NOI $ 32,389 $ 31,090 1 Excludes straight-line lease adjustments and favorable/unfavorable lease amortization. 2 Excludes termination fees and other. 3 Primarily intersegment operating revenue (e.g., base rental income and expense recoveries) from leases with entities that are part of the Land Operations segment. Such operating revenue (and also the related expense recorded by these entities in other segments) is eliminated in the consolidated results of operations. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 10

Changes in the Same-Store portfolio as it relates to the comparable prior period and the current period are as follows: Added Date Asset Class Type Property GLA (SF) 05/23 Industrial Acquisition Kaomi Loop Industrial 33,200 Removed Date Asset Class Type Property GLA (SF) 01/25 Ground Other2 Various 0.5 acres1 01/25 Industrial Other2 Harbor Industrial 51,100 01/25 Office Other2 Kahului Office Building 59,100 01/25 Retail Other2 Kahului Shopping Center 49,100 1Total acres presented for ground leases as such leases would not be comparable from a GLA (SF) perspective 2Properties fully or partially taken out of service for the purpose of redevelopment or repositioning. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 11

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS (amounts in thousands, except per share data; unaudited) Three Months Ended March 31, 2025 2024 Net Income (Loss) available to A&B common shareholders $ 21,433 $ 19,974 Depreciation and amortization of commercial real estate properties 9,155 8,975 (Gain) loss on commercial real estate transactions1 (4,103) — (Income) loss from discontinued operations, net of income taxes (139) 256 FFO 26,346 29,205 Add (deduct) Adjusted FFO defined adjustments Provision for (reversal of) current expected credit losses 17 — Legacy joint venture (income) loss2 (3,243) (698) (Gain) loss on fair value adjustments related to interest rate swaps — (3,675) Non-recurring financing-related charges — 2,350 Amortization of share-based compensation 1,370 1,126 Maintenance capital expenditures3 (2,076) (2,018) Leasing commissions paid (216) (315) Sales-type lease adjustments (67) — Straight-line lease adjustments (226) (592) Amortization of net debt premiums or discounts and deferred financing costs 424 243 Favorable (unfavorable) lease amortization (43) (96) Adjusted FFO $ 22,286 $ 25,530 Net income available to A&B common shareholders per diluted share $ 0.29 $ 0.28 FFO per diluted share $ 0.36 $ 0.40 Adjusted FFO per diluted share $ 0.31 $ 0.35 Weighted average diluted shares outstanding (FFO/Adjusted FFO) 72,820 72,666 1 Includes selling profits from a sales-type lease. 2 Includes joint ventures engaged in legacy business activities within the Land Operations segment. 3 Includes ongoing maintenance capital expenditures only. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 12

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS (amounts in thousands, except per share data; unaudited) Three Months Ended March 31, 2025 2024 Net Income (Loss) available to A&B common shareholders $ 21,433 $ 19,974 Depreciation and amortization of commercial real estate properties 9,155 8,975 (Gain) loss on commercial real estate transactions1 (4,103) — (Income) loss from discontinued operations, net of income taxes (139) 256 Land Operations Operating Profit (4,850) (7,931) FFO related to CRE and Corporate $ 21,496 $ 21,274 Three Months Ended March 31, 2025 2024 CRE Operating Profit $ 23,426 $ 21,981 Corporate Operating Profit (5,297) (4,164) Loss on disposal of commercial real estate assets, net (25) — CRE properties depreciation and amortization 9,155 8,975 Interest Expense (5,802) (5,510) Income Taxes 39 — Distributions to participating securities — (8) FFO related to CRE and Corporate $ 21,496 $ 21,274 Net income available to A&B common shareholders per diluted share $ 0.29 $ 0.28 FFO per diluted share related to CRE and Corporate $ 0.30 $ 0.29 Weighted average diluted shares outstanding (FFO/Adjusted FFO) 72,820 72,666 1Includes selling profits from a sales-type lease. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 13

EBITDA AND ADJUSTED EBITDA (dollars in thousands; unaudited) Three Months Ended March 31, TTM March 31, 2025 2024 2025 Net Income (Loss) $ 21,433 $ 19,982 $ 61,988 Adjustments: Depreciation and amortization 9,207 9,034 36,485 Interest expense 5,802 5,510 23,461 Income tax expense (benefit) (39) — 135 Consolidated EBITDA $ 36,403 $ 34,526 $ 122,069 Asset impairments — — 256 (Gain) loss on commercial real estate transactions1 (4,103) — (4,103) (Gain) loss on fair value adjustments related to interest rate swaps — (3,675) — Non-recurring financing-related charges — 2,350 — (Income) loss from discontinued operations, net of income taxes and excluding depreciation, amortization and interest expense (139) 256 3,071 Consolidated Adjusted EBITDA $ 32,161 $ 33,457 $ 121,293 Discrete items impacting the respective periods - income/(loss): Gain (loss) on disposal of assets, net $ 193 $ 23 $ 2,318 1Includes selling profits from a sales-type lease. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 14

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 15

CAPITALIZATION AND FINANCIAL RATIOS

(dollars in thousands, except share price; unaudited)

	March 31 2025	December 31, 2024
Debt		
Secured debt	$ 55,706	$ 54,714
Unsecured term debt	254,137	270,123
Unsecured revolving credit facility	143,000	150,000
Total debt	$ 452,843	$ 474,837
Net unamortized deferred financing cost / discount (premium)	327	347
Cash and cash equivalents	(16,855)	(33,436)
Net debt	**$ 436,315**	**$ 441,748**
Equity Capitalization		
Shares common stock outstanding (NYSE:ALEX)	72,711,539	72,633,866
Share price	$ 17.23	$ 17.74
Total equity market capitalization	**$ 1,252,820**	**$ 1,288,525**
Market Capitalization		
Total debt	$ 452,843	$ 474,837
Total equity market capitalization	1,252,820	1,288,525
Total Market Capitalization	**$ 1,705,663**	**$ 1,763,362**
Liquidity		
Cash on hand	$ 16,855	$ 33,436
Unused committed line of credit	307,000	300,000
Total liquidity	$ 323,855	$ 333,436


Debt Maturity Schedule (dollars in millions)
$200M
$180M
$160M
$140M
$120M
$100M
$80M
$60M
$40M
$20M
$0M
2025
2026
2027
2028
2029
Thereafter
Secured Debt
Unsecured Term Loans
Revolving Credit Facilities

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Financial Ratios					
Total Debt to Total Market Capitalization	26.5%	26.9%	25.3%	27.6%	27.7%
Net Debt to TTM Consolidated Adjusted EBITDA[1]	3.6	3.6	3.6	3.7	3.8
Fixed Charge Coverage Ratio[2]	4.5	4.4	4.4	4.1	4.0
Fixed-rate debt to total debt	97.1%	95.8%	96.8%	100.0%	89.9%
Unencumbered CRE Property Ratio[3]	94.0%	94.7%	87.3%	86.9%	77.4%

[1] Consolidated Adjusted EBITDA for the trailing twelve months is calculated on page 14.
[2] Calculated in accordance with the Company's debt covenant requirements and may differ from methods employed by other companies and thus may not be comparable. The ratio of Consolidated Adjusted EBITDA to the sum of debt service – which includes interest expense, principal payments for financing leases, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months.
[3] Measured using gross book value of unencumbered CRE property as a percent of gross book value of total CRE property.

Alexander & Baldwin, Inc. | NYSE: ALEX
16
Supplemental Information

DEBT SUMMARY

(dollars in thousands; unaudited)

						Scheduled Principal Payments								
Debt	**Interest Rate (%)**	**Weighted -average Interest Rate (%)**	**Maturity Date**		**Weighted -average Maturity (Years)**	**2025**	**2026**	**2027**	**2028**	**2029**	**Thereafter**	**Total Principal**	**Premium (discount)/ debt issuance costs, net**	**Total**
Secured:														
Photovoltaic Financing	(1)	4.75%	(1)		3.2	287	399	2,024	1,306	204	1,166	5,386	—	5,386
Manoa Marketplace	(2)	3.14%	2029		4.0	1,420	1,948	2,018	2,081	42,942	—	50,409	(89)	50,320
Subtotal / Wtd Avg		3.29%			4.0	$ 1,707	$ 2,347	$ 4,042	$ 3,387	$ 43,146	$ 1,166	$ 55,795	$ (89)	$ 55,706
Unsecured:														
Series J Note	4.66%	4.66%	2025		0.1	10,000	—	—	—	—	—	10,000	—	10,000
Series B Note	5.55%	5.55%	2026		0.8	—	2,000	—	—	—	—	2,000	—	2,000
Series C Note	5.56%	5.56%	2026		0.9	3,000	4,000	—	—	—	—	7,000	—	7,000
Series F Note	4.35%	4.35%	2026		1.1	3,250	4,000	—	—	—	—	7,250	—	7,250
Series H Note	4.04%	4.04%	2026		1.7	—	50,000	—	—	—	—	50,000	—	50,000
Series K Note	4.81%	4.81%	2027		2.1	—	—	34,500	—	—	—	34,500	(90)	34,410
Series G Note	3.88%	3.88%	2027		1.5	6,000	7,000	2,625	—	—	—	15,625	—	15,625
Series L Note	4.89%	4.89%	2028		3.1	—	—	—	18,000	—	—	18,000	—	18,000
Series I Note	4.16%	4.16%	2028		3.8	—	—	—	25,000	—	—	25,000	—	25,000
Term Loan 5	4.30%	4.30%	2029		4.8	—	—	—	—	25,000	—	25,000	—	25,000
Series M Note	6.09%	6.09%	2032		7.1	—	—	—	—	—	60,000	60,000	(148)	59,852
Subtotal / Wtd Avg		4.80%			3.5	$ 22,250	$ 67,000	$ 37,125	$ 43,000	$ 25,000	$ 60,000	$ 254,375	$ (238)	$ 254,137
Revolving Credit Facilities:														
A&B Revolver	(3)	4.91%	2028	(4)	3.6	$ —	$ —	$ —	$ 143,000	$ —	$ —	$ 143,000	$ —	$ 143,000
Subtotal / Wtd Avg		4.91%			3.6	$ —	$ —	$ —	$ 143,000	$ —	$ —	$ 143,000	$ —	$ 143,000
Total / Wtd Avg		4.65%			3.6	$ 23,957	$ 69,347	$ 41,167	$ 189,387	$ 68,146	$ 61,166	$ 453,170	$ (327)	$ 452,843

(1) Financing leases have a weighted average discount rate of 4.75% and maturity dates ranging from 2027 to 2030.

(2) Loan has a stated interest rate of SOFR plus 1.35% but is swapped through maturity to a 3.14% fixed rate.

(3) Loan has a stated interest rate of SOFR plus 1.05% based on a pricing grid, plus a SOFR adjustment of 0.10%. $130.0 million is swapped through maturity to a 4.76% weighted average fixed rate.

(4) A&B Revolver has two six-month optional term extensions.

Alexander & Baldwin, Inc. | NYSE: ALEX

17

Supplemental Information

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 18

COMMERCIAL REAL ESTATE TRANSACTIONS, DEVELOPMENT, AND REDEVELOPMENT

(dollars in millions; unaudited)

Acquisition, Disposition, and Transfer Summary

Property	Type	Asset Class	Location	Date (Month/Year)	Transaction Price	Capitalization Rate	GLA (SF)	Leased Occupancy at Acquisition/ Disposition
Waihona Industrial	Acquisition	Industrial	Oahu	09/2024	29.7	5.4 %	81,500	100.0 %
Waipouli Town Center	Disposition	Retail	Kauai	10/2024	14.3	N/A	56,600	39.8 %
Maui Business Park - 4.7-acre parcel	Transfer In	Ground	Maui	03/2025	N/A[1]	N/A[1]	N/A[2]	N/A[1]


KAOMI LOOP INDUSTRIAL


MBP BUILD TO SUIT (rendering)

Development and Redevelopment Summary

Project	Type	Asset Class	In-service Date	Target Stabilization	Total Estimated Project Costs	Total Incurred Project Costs	Estimated Incremental Stabilized NOI	Estimated Stabilized Yield	Estimated GLA (SF)	Leased Occupancy
MBP - Build to Suit	Development	Industrial	1Q2026	1Q2026	$12.6 - $13.2	$ 2.7	$ 1.0	7.8 - 8.1%	29,550	100.0%

[1] Represents an intercompany transaction. Land and land improvements transferred from Land Operations segment. During the three months ended March 31, 2025, the Company entered into a ground lease agreement for the transferred land, and the agreement was determined to meet the classification of a sales-type lease.

[2] Transfer of land and land improvements only

Alexander & Baldwin, Inc. | NYSE: ALEX

Supplemental Information

19

CAPITAL EXPENDITURES (dollars in thousands; unaudited) Three Months Ended March 31, 2025 2024 Capital expenditures for real estate Ongoing maintenance capital expenditures Building/area improvements $ 819 $ 1,164 Tenant space improvements 1,257 854 Total ongoing maintenance capital expenditures for real estate $ 2,076 $ 2,018 Discretionary capital expenditures Tenant space improvements - nonrecurring 111 — Development and redevelopment1 1,048 1,022 Total discretionary capital expenditures for real estate $ 1,159 $ 1,022 Capitalized indirect costs 818 666 Total capital expenditures for real estate1 $ 4,053 $ 3,706 Corporate and other capital expenditures 116 40 Total Capital Expenditures1 $ 4,169 $ 3,746 1 Excludes capital expenditures for real estate developments to be held and sold as real estate development inventory, which are classified in the consolidated statement of cash flows as operating activities and are excluded from the table above. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 20

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 21

PORTFOLIO SUMMARY (dollars in thousands; unaudited) As of March 31, 2025 Total Commercial Real Estate Portfolio Number of properties 39 Total improved property GLA (in sq. ft.) 3,973,600 Total ground lease acres 146 Total improved property ABR $ 111,537 Total ground lease portfolio ABR $ 20,688 Grocery or Drugstore-Anchored Retail Properties Total Retail Properties Total Industrial Properties Number of properties 17 21 14 Total GLA of properties (in sq. ft.) 2,319,900 2,459,100 1,368,800 Leased occupancy 95.8% 95.2% 97.3% Economic occupancy 93.7% 93.2% 97.1% Percent of retail ABR from grocery or drugstore anchored properties 95.2% N/A N/A Percent of retail NOI from grocery or drugstore anchored properties 94.8% N/A N/A Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 22

NOI BY ASSET CLASS

(dollars in thousands; unaudited)

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024[1]	Percentage Change	Q1 2025 as a % of NOI	Q1 2024 as a % of NOI
NOI					
Retail	$ 21,633	$ 20,195	7.1%	65.1%	63.6%
Industrial	5,580	5,509	1.3%	16.8%	17.3%
Office	980	1,080	(9.3)%	2.9%	3.4%
Total Improved Portfolio	28,193	26,784	5.3%	84.8%	84.3%
Ground	5,035	4,980	1.1%	15.2%	15.7%
Total CRE Portfolio	$ 33,228	$ 31,764	4.6%	100.0%	100.0%
Same-Store NOI					
Retail	$ 21,543	$ 20,056	7.4%	66.5%	64.5%
Industrial	5,048	5,354	(5.7)%	15.6%	17.2%
Office	774	731	5.9%	2.4%	2.4%
Total Improved Portfolio	$ 27,365	$ 26,141	4.7%	84.5%	84.1%
Ground	5,024	4,949	1.5%	15.5%	15.9%
Total CRE Portfolio	$ 32,389	$ 31,090	4.2%	100.0%	100.0%

[1] The Kailua Post Office ground lease was moved to the Retail asset class within the Improved portfolio during the three months ended March 31, 2025. For comparability purposes, NOI related to this lease of $0.1 million for three months ended March 31, 2024, was reclassified from the Ground to Retail asset class.

Alexander & Baldwin, Inc. | NYSE: ALEX
23
Supplemental Information

OCCUPANCY

(unaudited)

	As of				
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Leased Occupancy					
Retail	95.2%	95.2%	92.9%	92.8%	93.2%
Industrial	97.3%	95.2%	97.4%	97.1%	96.8%
Office	79.5%	79.8%	80.6%	84.2%	83.9%
Total Leased Occupancy	95.4%	94.6%	94.0%	93.9%	94.0%
Economic Occupancy					
Retail	93.2%	92.8%	91.4%	91.2%	91.2%
Industrial	97.1%	95.0%	97.2%	97.1%	95.7%
Office	76.2%	74.7%	79.3%	82.8%	83.3%
Total Economic Occupancy	93.9%	92.9%	93.0%	92.8%	92.3%
Same-Store Leased Occupancy					
Retail	95.4%	95.4%	94.4%	94.2%	94.7%
Industrial	97.5%	95.1%	97.4%	97.2%	96.9%
Office	96.2%	94.4%	94.4%	94.4%	94.4%
Total Same-Store Leased Occupancy	96.1%	95.3%	95.4%	95.2%	95.4%
Same-Store Economic Occupancy					
Retail	93.4%	93.0%	92.8%	92.6%	92.6%
Industrial	97.2%	94.8%	97.1%	97.2%	95.7%
Office	96.2%	94.4%	94.4%	94.4%	94.4%
Total Same-Store Economic Occupancy	94.7%	93.6%	94.3%	94.2%	93.7%

Alexander & Baldwin, Inc. | NYSE: ALEX

Supplemental Information

24

IMPROVED PROPERTY REPORT

(dollars in thousands, except per square foot data; unaudited)

	Property	Island	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF	Q1 2025 NOI	Q1 2025 % NOI to Improved Portfolio NOI	Retail Anchor Tenants
	Retail:									
1	Pearl Highlands Center	Oahu	412,200	99.4 %	99.4 %	$ 11,318	$ 27.63	$ 2,954	10.6 %	Sam's Club, Regal Cinemas, 24 Hour Fitness, Ulta Salon, Ross
2	Kailua Retail	Oahu	339,300	97.1 %	96.2 %	13,662	42.28	3,522	12.5 %	Whole Foods Market, Foodland, Longs Drugs, Ulta Salon
3	Laulani Village	Oahu	175,300	98.2 %	97.5 %	7,220	42.23	1,749	6.2 %	Safeway, Ross, Walgreens, Petco
4	Waianae Mall	Oahu	170,800	95.7 %	83.7 %	3,854	27.33	828	2.9 %	Longs Drugs, City Mill
5	Manoa Marketplace	Oahu	142,500	96.7 %	96.7 %	5,162	38.99	1,331	4.7 %	Safeway, Longs Drugs
6	Queens' MarketPlace	Hawai'i Island	133,600	88.8 %	81.0 %	4,936	53.06	1,330	4.7 %	Island Gourmet Market
7	Kaneohe Bay Shopping Center (Leasehold)	Oahu	125,500	99.5 %	99.5 %	3,475	27.83	668	2.4 %	Safeway, Longs Drugs
8	Hokulei Village	Kauai	119,000	99.2 %	99.2 %	4,514	38.25	1,074	3.8 %	Safeway, Petco
9	Pu'unene Shopping Center	Maui	118,000	78.4 %	77.4 %	4,811	52.69	1,092	3.9 %	Planet Fitness, Petco, Ulta Salon, Target[1]
10	Waipio Shopping Center	Oahu	113,800	96.3 %	90.0 %	3,587	35.14	1,029	3.6 %	Foodland
11	Aikahi Park Shopping Center	Oahu	97,300	90.4 %	90.4 %	3,523	40.84	857	3.0 %	Safeway
12	Lanihau Marketplace	Hawai'i Island	88,400	94.3 %	94.3 %	1,619	19.43	408	1.4 %	Sack N Save, Longs Drugs
13	The Shops at Kukui`ula	Kauai	86,000	95.6 %	92.3 %	4,095	54.05	1,264	4.5 %	Longs Drugs, Eating House, Living Foods
14	Ho'okele Shopping Center	Maui	71,400	96.1 %	96.1 %	2,906	42.37	654	2.3 %	Safeway
15	Kunia Shopping Center	Oahu	60,600	89.3 %	89.3 %	2,312	42.73	748	2.7 %	—
16	Kahului Shopping Center[2]	Maui	49,100	84.1 %	84.1 %	795	19.27	8	— %	—
17	Lau Hala Shops	Oahu	46,300	100.0 %	98.3 %	2,697	59.32	577	2.0 %	UFC Gym, Down to Earth
18	Napili Plaza	Maui	45,600	100.0 %	100.0 %	1,556	35.06	691	2.5 %	Napili Market
19	Gateway Mililani Mauka	Oahu	34,900	91.7 %	88.8 %	2,001	64.59	485	1.7 %	Longs Drugs[1]
20	Port Allen Marina Center	Kauai	23,600	72.5 %	72.5 %	604	35.37	164	0.6 %	—
21	The Collection	Oahu	5,900	100.0 %	100.0 %	364	61.69	118	0.4 %	—
	Subtotal – Retail		2,459,100	95.2 %	93.2 %	$ 85,011	$ 37.62	$ 21,633	76.7 %	

[1] Shadow-anchor tenant

[2] Property is currently not included in the Same-Store pool.

Alexander & Baldwin, Inc. | NYSE: ALEX

25

Supplemental Information

IMPROVED PROPERTY REPORT

(dollars in thousands, except per square foot data; unaudited)

	Property	Island	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF	Q1 2025 NOI	Q1 2025 % NOI to Improved Portfolio NOI
	Industrial:								
1	Komohana Industrial Park	Oahu	238,300	93.1 %	93.2 %	$ 3,593	$ 16.18	$ 1,398	5.0 %
2	Kaka`ako Commerce Center	Oahu	201,100	95.6 %	93.9 %	2,592	13.79	513	1.8 %
3	Waipio Industrial	Oahu	158,400	98.6 %	98.6 %	2,940	18.83	736	2.6 %
4	Opule Industrial	Oahu	151,500	100.0 %	100.0 %	2,787	18.40	395	1.4 %
5	P&L Warehouse	Maui	104,100	98.1 %	98.1 %	1,705	16.69	415	1.5 %
6	Kapolei Enterprise Center	Oahu	93,100	100.0 %	100.0 %	1,696	18.23	418	1.5 %
7	Honokohau Industrial	Hawai'i Island	86,700	100.0 %	100.0 %	1,451	16.73	366	1.3 %
8	Waihona Industrial[2]	Oahu	81,500	100.0 %	100.0 %	1,588	19.49	396	1.4 %
9	Kailua Industrial / Other	Oahu	68,900	97.1 %	97.1 %	1,279	19.12	255	0.9 %
10	Port Allen Center	Kauai	64,600	100.0 %	100.0 %	864	13.38	265	0.9 %
11	Harbor Industrial[2]	Maui	51,100	90.6 %	90.6 %	666	14.39	136	0.5 %
12	Kaomi Loop Industrial	Oahu	33,200	100.0 %	100.0 %	543	16.34	137	0.5 %
13	Kahai Street Industrial	Oahu	27,900	100.0 %	100.0 %	435	15.60	109	0.4 %
14	Maui Lani Industrial	Maui	8,400	100.0 %	100.0 %	160	19.05	41	0.1 %
	Subtotal – Industrial		1,368,800	97.3 %	97.1 %	$ 22,299	$ 16.79	$ 5,580	19.8 %
	Office:								
1	Kahului Office Building[2]	Maui	59,100	68.7 %	60.6 %	$ 1,143	$ 31.96	$ 230	0.8 %
2	Gateway at Mililani Mauka South	Oahu	37,100	100.0 %	100.0 %	1,875	50.48	467	1.7 %
3	Kahului Office Center	Maui	35,800	92.2 %	92.2 %	1,080	32.73	307	1.1 %
4	Lono Center[2]	Maui	13,700	37.2 %	37.2 %	129	32.23	(24)	(0.1)%
	Subtotal – Office		145,700	79.5 %	76.2 %	$ 4,227	$ 38.46	$ 980	3.5 %
39	**Total – Improved Portfolio**		3,973,600	95.4 %	93.9 %	$ 111,537	$ 30.16	$ 28,193	100.0 %

[1] Shadow-anchor tenant

[2] Property is currently not included in the Same-Store pool.

Alexander & Baldwin, Inc. | NYSE: ALEX

26

Supplemental Information

GROUND LEASE REPORT

(dollars in thousands; unaudited)

	Property	Location (City, Island)	Acres	Property Type	Exp. Year	Current ABR	Q1 2025 NOI	Next Rent Step	Step Type	Next ABR	Previous Rent Step	Previous Step Type	Previous ABR
1	Windward City Shopping Center	Kaneohe, Oahu	15.4	Retail	2035	$ 3,886	$ 968	2033	FMV Reset	FMV	2023	FMV Reset	$ 2,800
2	Owner/Operator	Kapolei, Oahu	36.4	Industrial[2]	2025	3,540	885	—	—	—	2025	Fixed Step	3,420
3	Owner/Operator	Honolulu, Oahu	9.0	Retail	2045	2,283	553	2030	Fixed Step	2,511	2025	Fixed Step	2,075
4	Kaimuki Shopping Center	Honolulu, Oahu	2.8	Retail	2040	2,039	508	2026	Fixed Step	2,345	2022	FMV Reset	1,728
5	S&F Industrial	Kahului, Maui	52.0	Industrial	2059	1,433	388	2029	Fixed Step	1,610	2024	Fixed Step	1,275
6	Owner/Operator	Kaneohe, Oahu	3.7	Retail	2048	1,059	264	2028	Fixed Step	1,133	2023	Fixed Step	990
7	Pali Palms Plaza	Kailua, Oahu	3.3	Office	2037	992	247	2032	FMV Reset	FMV	2022	Negotiated	200
8	Windward Town and Country Plaza I	Kailua, Oahu	3.4	Retail	2062	963	240	2032	Fixed Step	1,233	2022	Fixed Step	753
9	Windward Town and Country Plaza II	Kailua, Oahu	2.2	Retail	2062	621	155	2032	Fixed Step	795	2022	Fixed Step	485
10	Owner/Operator	Kailua, Oahu	1.9	Retail	2034	470	67	2029	Fixed Step	490	2024	Fixed Step	450
11	Owner/Operator	Honolulu, Oahu	0.5	Retail	2028	404	101	2026	Fixed Step	414	2025	Fixed Step	394
12	Owner/Operator	Honolulu, Oahu	0.5	Retail[3]	2028	370	93	2025	Fixed Step	381	2024	Fixed Step	359
13	Seven-Eleven Kailua Center	Kailua, Oahu	0.9	Retail	2033	344	86	2026	Fixed Step	353	2025	Fixed Step	336
14	Owner/Operator	Kahului, Maui	0.8	Retail	2026	280	70	2025	Fixed Step	289	2024	Fixed Step	272
15	Owner/Operator	Honolulu, Oahu	0.7	Industrial	2027	267	66	2026	Fixed Step	275	2025	Fixed Step	259
16	Owner/Operator	Kahului, Maui	0.8	Industrial	2025	249	62	2025	Fixed Step	249	2024	Fixed Step	238
17	Owner/Operator	Kailua, Oahu	0.4	Retail	2025	194	48	—	—	—	2025	Fixed Step	189
18	Owner/Operator	Kahului, Maui	0.4	Retail	2027	190	70	2025	Fixed Step	195	2024	Fixed Step	186
19	Owner/Operator	Kahului, Maui	0.9	Retail	2025	155	39	—	—	—	2025	Fixed Step	151
20	Wendy's	Kailua, Oahu	0.5	Retail	2046	142	37	2026	Fixed Step	159	N/A	N/A	N/A
	Remainder[1]	Various	9.0	Various	Various	807	88	Various	Various	—	Various	Various	—
	Total - Ground Leases		**145.5**			**$ 20,688**	**$ 5,035**						

[1]A portion of these properties are currently not included in the Same-Store pool.

[2]Property is comprised of vacant land used for industrial yard space.

[3]Property consists of a parking lot.

Alexander & Baldwin, Inc. | NYSE: ALEX

Supplemental Information

27

TENANT CONCENTRATION - TOP 20 TENANTS

(dollars in thousands; unaudited)

As of March 31, 2025

	Tenant	Number of Leases		ABR	% of Total CRE Portfolio ABR	Asset Class
1	Safeway	7	$	7,955	6.0%	Retail
2	Windward City Shopping Center	1		3,886	2.9%	Ground
3	City and County of Honolulu	2		3,546	2.7%	Ground
4	Sam's Club	1		3,308	2.5%	Retail
5	Longs Drugs	6		3,003	2.3%	Retail
6	Home Depot	1		2,283	1.7%	Ground
7	Foodland Supermarket & related companies	6		2,226	1.7%	Retail
8	Coleman World Group	2		2,126	1.6%	Retail
9	Ross Dress for Less	2		2,083	1.6%	Retail
10	Kaimuki Shopping Center	1		2,039	1.5%	Ground
11	GP/RM Prestress	1		1,924	1.5%	Industrial
12	24 Hour Fitness	1		1,702	1.3%	Retail
13	Ulta Salon	3		1,665	1.3%	Retail
14	OfficeMax	2		1,636	1.2%	Industrial, Ground
15	C&S Wholesale (Hansen Distribution Group)	1		1,588	1.2%	Industrial
16	Vision Windward	2		1,585	1.2%	Ground
17	Petco	3		1,448	1.1%	Retail
18	S&F Industrial	1		1,433	1.1%	Ground
19	Servco	2		1,429	1.1%	Ground
20	Whole Foods Market	1		1,307	1.0%	Retail
	Total	46	$	48,172	36.5%	

Alexander & Baldwin, Inc. | NYSE: ALEX

Supplemental Information

28

LEASE EXPIRATION SCHEDULE

(dollars in thousands, except per square foot data; unaudited)

As of March 31, 2025

Total Improved Portfolio

Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Improved Portfolio Leased GLA	ABR Expiring	% of Total Improved Portfolio Expiring ABR	ABR Expiring PSF
2025	75	165,653	4.5%	$ 4,833	4.3%	$ 29.18
2026	156	406,479	11.0%	12,088	10.8%	29.74
2027	160	440,504	11.9%	15,053	13.5%	34.17
2028	133	528,104	14.3%	17,141	15.4%	32.46
2029	111	442,158	12.0%	16,817	15.1%	38.03
2030	58	307,693	8.3%	8,670	7.8%	28.18
2031	14	97,231	2.6%	2,933	2.6%	30.17
2032	24	116,900	3.2%	4,219	3.8%	36.09
2033	20	182,825	4.9%	4,719	4.2%	25.81
2034	21	227,134	6.1%	6,087	5.5%	26.80
Thereafter	27	553,576	15.0%	14,541	13.0%	26.27
Month-to-month	68	229,527	6.2%	4,436	4.0%	19.33
Total	867	3,697,784	100.0%	$ 111,537	100.0%	$ 30.16

Retail Portfolio

Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Retail Leased GLA	ABR Expiring	% of Total Retail Expiring ABR	ABR Expiring PSF
2025	52	81,802	3.6%	$ 3,351	3.9%	$ 40.96
2026	101	125,107	5.5%	6,634	7.8%	53.03
2027	114	224,474	9.9%	10,843	12.8%	48.30
2028	100	289,978	12.8%	13,210	15.5%	45.56
2029	90	347,539	15.4%	14,704	17.3%	42.31
2030	46	130,935	5.8%	5,249	6.2%	40.09
2031	13	69,351	3.1%	2,498	2.9%	36.02
2032	21	100,110	4.4%	3,901	4.6%	38.97
2033	17	61,405	2.7%	2,832	3.3%	46.12
2034	19	219,384	9.7%	5,963	7.0%	27.18
Thereafter	25	464,081	20.5%	12,722	15.0%	27.41
Month-to-month	31	145,392	6.6%	3,104	3.7%	21.35
Total	629	2,259,558	100.0%	$ 85,011	100.0%	$ 37.62

Industrial Portfolio

Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Industrial Leased GLA	ABR Expiring	% of Total Industrial Expiring ABR	ABR Expiring PSF
2025	20	76,504	5.8%	$ 1,168	5.2%	$ 15.27
2026	47	257,951	19.4%	4,323	19.4%	16.76
2027	31	190,650	14.4%	3,345	15.0%	17.55
2028	26	229,829	17.3%	3,667	16.4%	15.96
2029	14	70,456	5.3%	1,171	5.3%	16.62
2030	6	161,418	12.2%	2,895	13.0%	17.93
2031	1	27,880	2.1%	435	2.0%	15.60
2032	2	15,400	1.2%	266	1.2%	17.27
2033	3	121,420	9.1%	1,887	8.5%	15.54
2034	2	7,750	0.6%	124	0.6%	16.00
Thereafter	2	89,495	6.7%	1,818	8.2%	20.31
Month-to-month	33	79,568	5.9%	1,200	5.2%	15.08
Total	187	1,328,321	100.0%	$ 22,299	100.0%	$ 16.79

Alexander & Baldwin, Inc. | NYSE: ALEX

29

Supplemental Information

NEW AND RENEWAL LEASE SUMMARY

(unaudited)

As of March 31, 2025

Total - New and Renewal Leases[6]	Leases	GLA (SF)	New ABR/SF	TI / SF	Wtd Avg Lease Term (Years)	Comparable Leases Only[1] Leases	GLA (SF)	New ABR/SF	Old ABR/SF	Rent Spread[2]
1st Quarter 2025	42	236,778	$ 23.86	$ 0.90	4.3	33	102,382	$ 31.92	$ 28.96	10.2%
4th Quarter 2024	47	139,877	$ 29.97	$ 3.18	5.2	29	76,026	$ 35.95	$ 31.54	14.0%
3rd Quarter 2024	71	182,125	$ 36.66	$ 4.39	5.6	53	156,585	$ 36.98	$ 32.07	15.3%
2nd Quarter 2024	47	96,318	$ 30.38	$ 6.10	3.6	39	80,277	$ 31.68	$ 29.53	7.3%
Trailing four quarters	207	655,098	$ 29.68	$ 3.12	4.7	154	415,270	$ 34.52	$ 30.72	12.4%

Total - New Leases	Leases	GLA (SF)	New ABR/SF	TI / SF	Wtd Avg Lease Term (Years)	Leases	GLA (SF)	New ABR/SF	Old ABR/SF	Rent Spread[2]
1st Quarter 2025	10	78,224	$ 16.34	$ 2.16	3.5	6	14,469	$ 37.47	$ 27.85	34.6%
4th Quarter 2024	17	51,215	$ 22.65	$ 8.27	4.1	4	5,506	$ 62.92	$ 64.09	(1.8)%
3rd Quarter 2024	23	35,136	$ 38.03	$ 21.81	5.6	13	24,631	$ 34.92	$ 28.71	21.6%
2nd Quarter 2024	8	17,377	$ 20.80	$ 2.55	3.6	4	10,936	$ 23.82	$ 23.38	1.9%
Trailing four quarters	58	181,952	$ 22.73	$ 7.71	4.1	27	55,542	$ 36.17	$ 30.94	16.9%

Total - Renewal Leases[6]	Leases	GLA (SF)	New ABR/SF	TI / SF	Wtd Avg Lease Term (Years)	Leases	GLA (SF)	New ABR/SF	Old ABR/SF	Rent Spread[2]
1st Quarter 2025	32	158,554	$ 27.58	$ 0.28	4.7	27	87,913	$ 31.00	$ 29.15	6.4%
4th Quarter 2024	30	88,662	$ 34.19	$ 0.25	5.8	25	70,520	$ 33.85	$ 29.00	16.7%
3rd Quarter 2024	48	146,989	$ 36.33	$ 0.22	5.6	40	131,954	$ 37.37	$ 32.70	14.3%
2nd Quarter 2024	39	78,941	$ 32.49	$ 6.88	3.6	35	69,341	$ 32.92	$ 30.50	7.9%
Trailing four quarters	149	473,146	$ 32.36	$ 1.36	5.0	127	359,728	$ 34.26	$ 30.68	11.7%

	Three Months Ended March 31, 2025				TTM Ended March 31, 2025			
	Leases	GLA (SF)	ABR/SF[4]	Rent Spread[2]	Leases	GLA (SF)	ABR/SF[4]	Rent Spread[2]
Retail	27	58,435	$ 45.80	11.1%	132	300,392	$ 43.65	14.2%
Industrial	12	174,698	$ 16.36	9.5%	60	320,670	$ 16.79	9.2%
Office	3	3,645	$ 32.12	—%	15	34,036	$ 27.83	2.3%
Subtotal - Improved	42	236,778	$ 23.86	10.2%	207	655,098	$ 29.68	12.4%
Ground[5]	1	N/A[3]	$ 0.7	N/A	4	N/A[3]	$ 1.3	28.8%

[1] Per Glossary of Terms, Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.

[2] Rent Spread is calculated for Comparable Leases, a subset of the total population of leases for the period presented.

[3] Not applicable for ground leases as such leases would not be comparable from a GLA (SF) perspective.

[4] ABR, in millions, is presented for ground leases.

[5] During Q1 2025, the Company entered into a non-comparable ground lease for a 4.7-acre land parcel located within Maui Business Park. As rent has not yet commenced for the lease, the ABR presented is the expected economic ABR.

[6] During Q4 2024, the Company renewed a comparable industrial lease in which the leased premises includes warehouse and yard space. Due to the yard space, GLA, ABR/SF, and rent spread are not comparable and are therefore, not presented

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information

30

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 31

LAND OPERATIONS STATEMENT OF OPERATING PROFIT AND EBITDA (dollars in thousands; unaudited) Three Months Ended March 31, 2025 2024 Land Operations operating revenue Development sales revenue $ — $ 2,455 Unimproved/other property sales revenue 2,533 9,625 Other operating revenue1 162 234 Total Land Operations operating revenue 2,695 12,314 Development cost of sales — (1,489) Unimproved/other property land cost of sales (293) (1,646) Other operating costs and expenses2 (601) (1,664) Selling, general and administrative (227) (320) Gain (loss) from disposals, net 218 23 Earnings (loss) from joint ventures 3,025 698 Interest and other income (expense), net 33 15 Total Land Operations operating profit (loss) $ 4,850 $ 7,931 Three Months Ended March 31, TTM March 31, 2025 2024 2025 Land Operations Operating Profit (Loss) $ 4,850 $ 7,931 $ 15,841 Land Operations depreciation and amortization 3 4 10 Land Operations EBITDA $ 4,853 $ 7,935 $ 15,851 1 Other operating revenue includes revenue related to leasing of legacy agricultural lands during the three months ended March 31, 2025 and 2024. 2 Other operating costs and expenses includes intersegment operating charges primarily from CRE that are eliminated in the consolidated results of operations. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 32

COMPONENTS OF LAND OPERATIONS

As of March 31, 2025

Land Operations Balance Sheet Detail

(dollars in thousands; unaudited)

	Acres	Carrying Value
ASSETS		
Real estate investments		
Core real estate investments		
Maui Business Park[1]	39	$ 10,234
Non-core real estate investments	3,132	32,353
Investments in real estate joint ventures and partnerships		5,907
Total real estate investments, net	3,171	48,494
Accounts receivable and other receivables, net		8,751
Other investments in affiliates		32,132
Other assets		706
Total assets		$ 90,083
LIABILITIES		
Maui agricultural land sale deferred revenue and reserves		$ 69,747
Environmental remediation		15,462
Land development warranty and post-closing obligations		1,434
Other liabilities		10,553
Total liabilities		$ 97,196
Land Operations Book Value		**$ (7,113)**


KAHULUI AIRPORT
COSTCO
COSTCO WHOLESALE
NORTH PROJECT
HALEAKALA HIGHWAY
HANA HIGHWAY
SAFEWAY
PULEHU ROAD
MAUI MARKETPLACE
PACIFIC PIPE CO
SERVCO PACIFIC
KIHEI AUTO
SOUTH PROJECT
CITY & COUNTY OF MAUI
HO'OKELE CONDOMINIUM
DAIRY ROAD
OfficeMax
AIRPORT ROAD
Walmart
AMERICAN
LOWE'S
TARGET
MAUI BUSINESS PARK II

Core Real Estate Development Projects

(dollars in millions; except per square foot amounts; unaudited)

Project	Location	Product Type	Remaining Sellable Acres[2]	Acres Under Contract[3]	Target Sales Price Range per SF for Remaining	Total Estimated Project Costs	Total Incurred Project Costs	Net Book Value	Estimated Project Completion
Maui Business Park	Kahului, Maui	Light industrial lots	24.0 acres	12.5 acres	$41-$63 per SF	$ 90.8	$ 65.3	$ 10.2	2030+

[1] Includes 2.5 acres of existing and planned roads and easements not available for sale, and 12.5 acres under contract.

[2] Remaining sellable acres may change due to updates in overall development plan that results in modification of planned roads and easements.

[3] Includes 12.5 acres under contract with a delayed closing pending subdivision completion.

Alexander & Baldwin, Inc. | NYSE: ALEX

Supplemental Information

33

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 34

COMPONENTS OF NET ASSET VALUE (amounts in thousands; unaudited) Three Months Ended March 31, 2025 Supplement Page As of March 31, 2025 Supplement Page NOI from Real Estate Investments Land Operations Real Estate Investments Retail NOI $ 21,633 Core real estate investments $ 10,234 33 Industrial NOI 5,580 Non-core real estate investments 38,260 33 Office NOI 980 Total carrying value of Land Operations Real Estate Investments $ 48,494 NOI from Improved Portfolio Investments 28,193 23 NOI from Ground Investments 5,035 23 Other Assets NOI from Real Estate Investments $ 33,228 10 Cash and cash equivalents $ 16,855 6 Restricted cash 697 6 Adjustments to quarterly NOI Account receivable, net 4,942 6 Pro Forma quarterly impact of ABR from leases signed but not yet paying rent - Improved properties $ 422 Other receivable, net 11,185 6 Pro Forma quarterly impact of ABR from leases signed but not yet paying rent - Ground leases $ 179 Other investments in affiliates 32,132 33 Prepaid expenses and other assets 23,992 6 Development and Redevelopment Projects Total carrying value of other assets $ 89,803 Costs incurred to date (in millions) $ 2.7 19 Estimated remaining costs to be incurred (in millions) $ 9.9 to 10.5 19 Liabilities Underwritten incremental unlevered yield 7.8 - 8.1% 19 Notes payable and other debt $ 453,171 17 Leased occupancy for development and redevelopment projects 100% 19 Accounts payable 4,490 6 Pro Forma quarterly impact of ABR from leases signed but not yet paying rent - Development and redevelopment projects $ 256 Accrued post-retirement benefits 7,535 6 Tenant security deposits 7,768 6 Deferred revenue 75,085 6 Land Operations reserves, warranty, and post closing obligations 24,643 33 Accrued and other liabilities 48,261 6 Total carrying value of liabilities $ 620,953 Equity Common shares outstanding 72,712 16 Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 35

GLOSSARY OF TERMS ABR Annualized Base Rent ("ABR") is the current month's contractual base rent multiplied by 12. Base rent is presented without consideration of percentage rent that may, in some cases, be significant. Capitalization Rate Estimated in-place NOI for the property divided by the property’s contractual purchase or sale price. Comparable Lease Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool. CRE Portfolio Composed of (1) retail, industrial and office improved properties subject to operating leases ("Improved Portfolio") and (2) assets subject to ground leases ("Ground Leases") within the CRE segment. Debt-service Coverage Ratio The ratio of Consolidated Adjusted EBITDA to the sum of debt service – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months. EBITDA (or Consolidated Adjusted EBITDA) Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is calculated on a consolidated basis ("Consolidated EBITDA") by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes and depreciation and amortization. EBITDA is calculated at the segment level ("Segment EBITDA" or "Land Operations EBITDA") by adjusting segment operating profit (which excludes interest expense and income taxes) to add back depreciation and amortization recorded at the respective segment. Consolidated Adjusted EBITDA is calculated by adjusting Consolidated EBITDA for items identified as non-recurring, infrequent or unusual that are not expected to recur in the Company’s core business. FFO Funds from operations (“FFO”) is a widely used supplemental non-GAAP financial measure of REITs' operating performance. FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”) and is calculated as follows: net income (loss) available to A&B common shareholders (calculated in accordance with GAAP), excluding (1) depreciation and amortization related to real estate, (2) gains and losses from the sale of certain real estate assets and selling profit or loss recognized on sales-type leases, (3) gains and losses from change in control, (4) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and (5) income (loss) from discontinued operations related to legacy business operations. FFO related to CRE and Corporate is a supplemental non-GAAP measure that refines FFO to reflect the operating performance of the Company's commercial real estate business. FFO related to CRE and Corporate is calculated by adjusting FFO to exclude the operating performance of the Company’s Land Operations segment. The Company also provides a reconciliation from CRE Operating Profit to FFO related to CRE and Corporate by including corporate, interest, and income tax expenses attributable to its commercial real estate business, and by excluding gains or losses on and depreciation and amortization of CRE properties, as well as distributions to participating securities. Management believes that FFO related to CRE and Corporate provides an additional measure to compare the Company’s performance by excluding legacy items from the Land Operations segment. Adjusted FFO is calculated by excluding from FFO certain items not related to ongoing property operations including share-based compensation, straight-line lease adjustments and other non-cash adjustments, such as amortization of market lease adjustments, non-cash income related to sales-type leases, debt premium or discount and deferred financing cost amortization, maintenance capital expenditures, leasing commissions, provision for current expected credit losses and other non-comparable and non-operating items, including certain gains, losses, income, and expenses related to the Company’s legacy business operations and assets. The Company reconciles FFO, FFO related to CRE and Corporate and Adjusted FFO to the most directly-comparable GAAP measure, Net Income (Loss) available to A&B common shareholders. The Company's FFO, FFO related to CRE and Corporate and Adjusted FFO may not be comparable to such metrics reported by other REITs due to possible differences in the interpretation of the current Nareit definition used by such REITs. GAAP Generally accepted accounting principles in the United States of America. GLA Gross leasable area ("GLA") measured in square feet ("SF"). GLA is periodically adjusted based on remeasurement or reconfiguration of space and may change period over period for these remeasurements. Maintenance Capital Expenditures As it relates to CRE segment capital expenditures (i.e., capitalizable costs on a cash basis), normalized recurring expenditures necessary to maintain building value, the current income stream and position in the market. Such expenditures may include building/area improvements and tenant space improvements. Net Debt Net Debt is calculated by adjusting the Company's total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in the Company's consolidated balance sheets. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 36

NOI Net Operating Income ("NOI") represents total Commercial Real Estate contract-based operating revenue that is realizable (i.e., assuming collectability is deemed probable) less the direct property-related operating expenses paid or payable in cash. The calculation of NOI excludes the impact of depreciation and amortization (e.g., depreciation related to capitalized costs for improved properties, other capital expenditures for building/area improvements and tenant space improvements, as well as amortization of leasing commissions); straight-line lease adjustments (including amortization of lease incentives); non-cash income related to sales-type leases; amortization of favorable/unfavorable lease assets/liabilities; lease termination income; interest and other income (expense), net; selling, general, administrative and other income and expenses (not directly associated with the property); and impairment of commercial real estate assets. Occupancy The Physical Occupancy percentage calculates the square footage leased and commenced (i.e., measured when the lessee has physical access to the space) as a percentage of total available improved property space at the end of the period reported. The Leased Occupancy percentage calculates the square footage leased (i.e., the space has been committed to by a lessee under a signed lease agreement) as a percentage of total available improved property square footage as of the end of the period reported. The Economic Occupancy percentage calculates the square footage under leases for which the lessee is contractually obligated to make lease-related payments (i.e., subsequent to the rent commencement date) to total available improved property square footage as of the end of the period reported. PSF Per square foot of GLA. Rent Spread Percentage change in ABR in the first year of a signed lease relative to the ABR in the last year of the prior lease. Same-Store The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned, operated, and stabilized for the entirety of the prior calendar year and current reporting period, year-to-date. The Same-Store pool excludes properties under development, and properties acquired or sold during either of the comparable reporting periods. The Same-Store pool may also exclude properties that are fully or partially taken out of service for the purpose of redevelopment or repositioning. Management judgment is involved in the classification of properties for exclusion from the same-store pool when they are no longer considered stabilized due to redevelopment or other factors. Properties are moved into the Same-Store pool after one full calendar year of stabilized operation. Stabilization New developments and redevelopments are generally considered stabilized upon the initial attainment of 90% economic occupancy. Straight-line Rent Non-cash revenue related to a GAAP requirement to average tenant rents over the life of the lease, regardless of the actual cash collected in the reporting period. TTM Trailing twelve months. Year Built Year of most recent repositioning/redevelopment or year built if no repositioning/redevelopment has occurred. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 37

STATEMENT ON MANAGEMENT'S USE OF NON-GAAP FINANCIAL MEASURES The Company presents the following non-GAAP financial measures in this Supplemental Information document: • Consolidated EBITDA and Consolidated Adjusted EBITDA • FFO, FFO related to CRE and Corporate and Adjusted FFO • NOI and Same-Store NOI • Land Operations EBITDA The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. EBITDA and Adjusted EBITDA The Company may report various forms of EBITDA (e.g. Consolidated EBITDA, Consolidated Adjusted EBITDA, and Land Operations EBITDA) as non-GAAP measures used by the Company in evaluating the segments' and Company's operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the segments' and Company’s ongoing operations. The Company also adjusts Consolidated EBITDA to arrive at Consolidated Adjusted EBITDA for items identified as non- recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business). As an illustrative example, the Company identified non-cash impairment as a non-recurring, infrequent or unusual item that is not expected to recur in the consolidated or segment’s normal operations. By excluding these items from Consolidated EBITDA to arrive at Consolidated Adjusted EBITDA, the Company believes it provides meaningful supplemental information about its operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Funds from Operations, Funds from Operations related to CRE and Corporate and Adjusted Funds from Operations FFO serves as a supplemental measure to net income calculated in accordance with GAAP and management believes is useful for comparing the Company’s performance and operations to those of other REITs because it excludes items included in net income that do not relate to or are not indicative of its operating and financial performance, such as depreciation and amortization related to real estate, which assumes that the value of real estate assets diminishes predictably over time instead of fluctuating with market conditions, and items that can make periodic or peer analysis more difficult, such as gains and losses from the sale of CRE properties, impairment losses related to CRE properties, and income (loss) from discontinued operations. Management believes that FFO more accurately provides an investor an indication of the Company’s ability to incur and service debt, make capital expenditures and fund other needs. FFO related to CRE and Corporate is a supplemental non-GAAP measure that refines FFO to reflect the operating performance of the Company's commercial real estate business. FFO related to CRE and Corporate is calculated by adjusting FFO to exclude the operating performance of the Company’s Land Operations segment. The Company also provides a reconciliation from CRE Operating Profit to FFO related to CRE and Corporate by including corporate, interest, and income tax expenses attributable to its commercial real estate business, and by excluding gains or losses on and depreciation and amortization of CRE properties, as well as distributions to participating securities. Management believes that FFO related to CRE and Corporate provides an additional measure to compare the Company’s performance by excluding legacy items from the Land Operations segment. Adjusted FFO serves as a supplemental measure to net income calculated in accordance with GAAP and management believes may be more useful than FFO in evaluating the operating performance of the Company’s properties over the long term because it excludes from FFO the effects of certain items that do not relate to or are not indicative of the Company’s ongoing property operations, and by enhancing comparability to other REITs by enabling investors and analysts to assess property operating performance in comparison to other real estate companies. FFO, FFO related to CRE and Corporate, and Adjusted FFO do not represent alternatives to net income calculated in accordance with GAAP and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. In addition, FFO, FFO related to CRE and Corporate, and Adjusted FFO do not represent and should not be considered alternatives to cash generated from operating activities determined in accordance with GAAP, nor should they be used as measures of the Company’s liquidity, or cash available to fund the Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 38

Company’s needs or pay distributions. FFO, FFO related to CRE and Corporate, and Adjusted FFO should be considered only as supplements to net income as a measure of the Company’s performance. The Company reconciles FFO, FFO related to CRE and Corporate and Adjusted FFO to the most directly-comparable GAAP measure, Net Income (Loss) available to A&B common shareholders. The Company's FFO, FFO related to CRE and Corporate and Adjusted FFO may not be comparable to such metrics reported by other REITs due to possible differences in the interpretation of the current Nareit definition used by such REITs. NOI and Same-Store NOI NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. Management believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income that is realizable (i.e., assuming collectability is deemed probable) and direct property-related expenses paid or payable in cash that are incurred at the property level, as well as trends in occupancy rates, rental rates and operating costs. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP and amortization of lease incentives and favorable/unfavorable lease assets/liabilities); by non-cash expense recognition items (e.g., the impact of depreciation related to capitalized costs for improved properties and building/tenant space improvements, amortization of leasing commissions, or impairments); by non-cash income related to sales- type leases; or by other income, expenses, gains, or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income and interest and other income (expense), net). Management believes the exclusion of these items from Commercial Real Estate operating profit (loss) is useful because it provides a performance measure of the revenue and expenses directly involved in owning and operation real estate assets. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned, operated, and stabilized for the entirety of the prior calendar year and current reporting period, year-to-date. Management believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions). The calculations of these financial measures are described in the Glossary of Terms of this Supplemental Information document. To emphasize, the Company's methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies. Required reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are set forth in the following tables of this Supplemental Information document: • Refer to EBITDA AND ADJUSTED EBITDA for a reconciliation of consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA. • Refer to FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS for a reconciliation of consolidated net income (loss) available to A&B common shareholders to FFO, FFO from CRE and Corporate, and Adjusted FFO, and a reconciliation of Commercial Real Estate operating profit to FFO related to CRE and Corporate.. • Refer to NET OPERATING INCOME for a reconciliation of NOI and Same-Store NOI to Commercial Real Estate operating profit. • Refer to LAND OPERATIONS STATEMENT OF OPERATING PROFIT AND EBITDA for a reconciliation of Land Operations operating profit to Land Operations EBITDA. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 39

RECONCILIATION OF NON-GAAP GUIDANCE
(unaudited)

Reconciliation of Net Income (Loss) available to A&B common shareholders per diluted share to the forward-looking range of Funds From Operations ("FFO") per diluted share, is as follow:

Reconciliations of Net Income available to A&B common shareholders to FFO and FFO related to CRE and Corporate

	Year Ended March 31, 2025	Full-Year 2025 Estimate - Current[1]		Full-Year 2025 Estimate - Initial	
		Low	High	Low	High
Net Income (Loss) available to A&B common shareholders per diluted share	$ 0.29	$ 0.68	$ 0.74	$ 0.64	$ 0.71
Depreciation and amortization of commercial real estate properties	0.13	0.49	0.49	0.49	0.49
(Gain) loss on commercial real estate transactions	(0.06)	—	—	—	—
FFO per diluted share	$ 0.36	$ 1.17	$ 1.23	$ 1.13	$ 1.20
Less: Land Operations Operating Profit per diluted share[2]	0.06	0.06	0.07	0.02	0.04
FFO per diluted share related to CRE and Corporate	$ 0.30	$ 1.11	$ 1.16	$ 1.11	$ 1.16

[1] The Full-Year 2025 Guidance - Current is as of the date of this Supplemental Information document and assumes that diluted shares equal the latest year-to-date ending amount.

[2] FFO per diluted share related to Land Operations is equal to Land Operations operating profit (loss) divided by diluted shares, as there are no reconciling items between Land Operations operating profit (loss) and FFO for the Land Operations segment.

The forward looking guidance includes certain forward-looking information, including CRE Same-Store NOI growth %, that is not presented in accordance with GAAP. In reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K, we do not provide a quantitative reconciliation of such forward-looking CRE Same-Store NOI growth % amounts to the most directly comparable GAAP financial measure. These forward-looking same-store calculations include only activity from properties owned for comparable periods. We are unable, without unreasonable effort, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items, including but not limited to, (i) occupancy changes; (ii) terms for new and renewal leases; (iii) collections from tenants; and (iv) other nonrecurring/unplanned income or expense items. These items are inherently uncertain and depend on various factors, many of which are beyond our control, and the unavailable components could have a significant impact on our future financial results.

Alexander & Baldwin, Inc. | NYSE: ALEX
Supplemental Information
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